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                                 ALSTON & BIRD

                              One Atlantic Center
                           1201 West Peachtree Street
                          Atlanta, Georgia 30309-3424

                                  404-881-7000
                        Fax: 404-881-7777 Telex: 54-2996

                                  May 15, 1995

National Data Corporation
National Data Plaza
Atlanta, Georgia 30329

Ladies and Gentlemen:

     This opinion is given in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission by National Data Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), with respect to the registration under the Securities Act of 1933, as amended, of 3,162,500 shares of the Company's $.125 par value common stock ("Common Stock") being sold by the Company (the "Shares").

     As counsel for the Company in connection with the sale of the Common Stock, we have examined such corporate records and documents as we have deemed relevant and necessary as the basis for the opinion set forth herein. We are familiar with or have reviewed the actions taken by the Company in connection with the authorization, registration, issuance and sale of the Common Stock.

     In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents.

     Based upon the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and, following due execution and delivery of the Underwriting Agreement in the form of Exhibit 1 to the Registration Statement between the Company, Goldman, Sachs & Co. and Salomon Brothers Inc, as Representatives of the several underwriters named in
Schedule I thereto (the "Underwriting Agreement"), the Shares when issued and sold to the several underwriters as provided in the Underwriting Agreement, will be validly issued, fully paid, and non-assessable by the Company under the General Corporation Law of the State of Delaware as in effect on the date hereof.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                          ALSTON & BIRD

                                          By: /s/  Jeffrey P. Adams
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